SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Check  the  appropriate  box:
/     /     Preliminary  Information  Statement
/     /     Confidential,  for  Use of the Commission Only (as permitted by Rule
            14c-5(d)(2))
/  X  /     Definitive  Information  Statement


                       INDUSTRIAL RUBBER INNOVATIONS, INC.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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            0-11.

     1)     Title  of  each  class  of  securities to which transaction applies:

     2)     Aggregate  number  of  securities  to  which  transaction  applies:

     3)     Per  unit  price  or  other underlying value of transaction computed
pursuant  to  Exchange Act          Rule 0-11 (Set forth the amount on which the
filing  fee  is  calculated  and  state  how  it  was          determined):

     4)     Proposed  maximum  aggregate  value  of  transaction:

     5)     Total  fee  paid:


/    /     Fee  paid  previously  with  preliminary  materials.
/    /     Check  box  if  any part of the fee is offset as provided by Exchange
Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount  Previously  Paid:

     2)     Form,  Schedule  or  Registration  Statement  No.:

     3)     Filing  Party:

     4)     Date  Filed:


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                       INDUSTRIAL RUBBER INNOVATIONS, INC.
                       4609 NEW HORIZON BOULEVARD, UNIT 8
                          BAKERSFIELD, CALIFORNIA 93313

                              INFORMATION STATEMENT

                                  INTRODUCTION

     This information statement is being mailed or otherwise furnished to stockholders of Industrial Rubber Innovations, Inc., a Florida corporation (the "Company"), in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's Common Stock (the "Voting Capital Stock") of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Certificate of Incorporation to effectuate a 100-for-1 reverse stock split of the presently issued and outstanding shares of common stock.

     The Board of Directors believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of common stock in an amount adequate to provide for future needs.

     This information statement is being first sent to stockholders on or about September 15, 2000. The Company anticipates that the Amendment will become effective on or about October 6, 2000.

                    WE  ARE  NOT  ASKING  YOU  FOR  A  PROXY
              AND  YOU  ARE  REQUESTED  NOT  TO  SEND  US  A  PROXY

VOTE  REQUIRED

     The vote which was required to approve the Proposal was the affirmative vote of the holders of a majority of the Company's Voting Capital Stock. Each holder of Common Stock is entitled to one (1) vote for each share held.

     The record date for purposes of determining the number of outstanding shares of Common Stock of the Company, and for determining stockholders entitled to vote, is the close of business on September 1, 2000 (the "Record Date"), the day after the Board of Directors of the Company adopted the resolution setting forth and recommending the Amendment. As of the Record Date, the Company had outstanding 50,000,000 shares of Common Stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the Common Stock is Interwest Transfer Co., 1981 4800
South,  Suite  100,  Salt  Lake  City,  Utah  84117.


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VOTE  OBTAINED  -  SECTION  607.0704  FLORIDA  BUSINESS  CORPORATION  LAW

     Section 607.0704 of the Florida Business Corporation Law (the "Florida Law") provides that the written consent of the holders of the outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 607.1003 of the Florida Business
Corporation Law and the Bylaws of the Company, a majority of the outstanding shares of Common Stock entitled to vote thereon is required in order to amend the Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Common Stock of the Company.

     Pursuant to Section 607.0704 of the Florida Business Corporation Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Florida Law are afforded to the Company's stockholders as a result of the approval of the Proposal.

       PROPOSAL  TO  EFFECTUATE  A  100-FOR-1  REVERSE  STOCK  SPLIT

GENERAL

     On August 31, 2000 the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Certificate of Incorporation to effectuate a 100-for-1 reverse stock split of the presently issued and outstanding shares of common stock. On August 31, 2000, the Proposal was approved by written consent of holders of a majority of the Company's Common Stock.

REVERSE  STOCK  SPLIT

     On August 31, 2000, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's Common Stock for action by written consent the proposed amendment to Article 4 of the Company's Certificate of Incorporation to effectuate a 100-for-1 reverse stock split of the presently issued and outstanding shares of common stock. The Board of Directors has fixed the close of business on September 1, 2000 as the record date for the determination of shareholders who are entitled to give consent and receive this information statement. As of the Record Date, the Company had outstanding 50,000,000 shares of Common Stock held by approximately 90 shareholders of record. After the reverse stock split, there will be 500,000 shares of common stock issued and outstanding.

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the Company's future needs. The additional shares also will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by effectuating a 100-for-1 reverse stock split of the presently issued and outstanding common stock. This step is necessary, in the judgment of the Board of Directors, in order to attract potential new equity capital and carry out the Company's business objectives.

CERTAIN  MATTERS  RELATED  TO  THE  PROPOSAL

     The Amendment will become effective upon filing the Amendment to the Company's Certificate of Incorporation, anticipated to be approximately 21 days after this Information Statement has been distributed to the Company's stockholders.


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                            SECURITY  OWNERSHIP  OF
                  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth certain information known to the Company regarding the beneficial ownership of each class of the Company's voting securities as of September 1, 2000, by (a) each beneficial owner of more than 5% of the Company's Common Stock, (b) the executive officers of the Company; (c) each director of the Company and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.







                                   Name and Address of                Amount and Nature of
Title of Class                     Beneficial Owner                   Beneficial Ownership   Percent of Class
---------------------------------  ---------------------              ---------------------  ----------------

Common Stock                       Alan Painter (2)
                                   4609 New Horizon Drive, Unit 8
                                   Bakersfield, CA  93313             47,704,773 (1)                  95.4%


Common Stock                       Helen Gibbel (2)
                                   4609 New Horizon Drive, Unit 8
                                   Bakersfield, CA  93313             47,704,773 (1)                  95.4%

Common Stock                       David H. Foran
                                   4609 New Horizon Drive, Unit 8
                                   Bakersfield, CA  93313                110,000                      less than 1 %

Common Stock                       Steven Tieu
                                   4609 New Horizon Drive, Unit 8
                                   Bakersfield, CA  93313                 70,000                      less than 1 %

Common Stock                       Nancy Sheo
                                   4609 New Horizon Drive, Unit 8
                                   Bakersfield, CA  93313                 50,000                      less than 1 %

Common Stock                       John Mills
                                   4609 New Horizon Drive, Unit 8
                                   Bakersfield, CA  93313                  - 0 -                      less than 1 %

Common Stock                       George Ulrich
                                   4609 New Horizon Drive, Unit 8
                                   Bakersfield, CA  93313                  - 0 -                      less than 1 %



All Officers and
Directors as a
Group (7 Persons)                                                    47,934,773 (1)                  95.8 %
                                                                     ---------------------      ---------------------



(1) Includes 47,704,773 shares of common stock held in the name of Pacific Charter Financial Services Corporation, of which Mr. Painter and Ms. Gibbel are the controlling shareholders.

(2)     Mr.  Painter  and  Ms.  Gibbel  are  married.


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The  Company  believes  that  the  beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.



                                       BY  ORDER  OF  THE  BOARD  OF  DIRECTORS

                                       /s/  Dave Foran
                                       ____________________________________
                                       By:     Dave  Foran
                                       Its:    Chief  Financial  Officer,
                                               Director


September  11,  2000
Bakersfield,  California


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